Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Bank First Corporation

Manitowoc, Wisconsin

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 333-228989, 333-229958 and 333-237110) and Form S-3 (No. 333-239124) of Bank First Corporation of our report dated March 12, 2021, with respect to the financial statements of Bank First Corporation, which report appears in Bank First Corporation’s 2020 Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
March 12, 2021